Exhibit 15.1

CONSENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 27, 2026, with respect to the financial statements of SaverOne 2014 Ltd., included in the Annual Report on Form 20-F for the year ended December 31, 2025. We consent to the incorporation by reference of said report in the Registration Statements of SaverOne 2014 Ltd. on Form F-3 (File Nos. 333-274458, 333-269260 and 333-263338) and Form S-8 (File No. 333-274455).

/s/ FAHN KANNE & CO. GRANT THORNTON ISRAEL

FAHN KANNE & CO. GRANT THORNTON ISRAEL

Tel-Aviv, Israel

March 27, 2026